Exhibit 99.1

Date:     November 2, 2005
Contact:  Tracy H. Krumme, Director, Investor Relations,
          Fuel-Tech N.V., (203) 425-9830
          Vincent J. Arnone, Chief Financial Officer;
          Fuel-Tech N.V., (630) 845-4500



          FUEL-TECH N.V. REPORTS RECORD THIRD-QUARTER AND YEAR-TO-DATE
                             FINANCIAL PERFORMANCE

      --QUARTERLY AND YEAR-TO-DATE REVENUES UP 33% AND 59%, RESPECTIVELY--

         STAMFORD, CONN., NOV. 2, 2005 -- Fuel-Tech N.V. (Nasdaq: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems in utility and industrial applications, today reported results for the quarter ended September 30, 2005.

         Net sales for the third quarter increased 33% to $12.8 million, up $3.2 million from the comparable prior-year quarter. Net income totaled $1.0 million, or $0.05 per diluted share, unchanged from a year ago.

         Net sales for the nine months increased 59% to $36.7 million, up $13.6 million from the comparable year-earlier period. Net income for the nine months totaled $5.0 million, or $0.22 per diluted share, compared with $0.2 million, or $0.01 per diluted share, in the same year-ago period. Year-to-date sales and net income represent milestone achievements, as both amounts exceed the Company's historical best full-year performance.

         Third-quarter net income reflects income tax expense of $914,000, the majority of which is non-cash deferred tax expense. Year-to-date net income reflects a net tax benefit of $191,000. This tax treatment is related to the second-quarter 2005 recording of a $2.2 million non-cash income tax benefit associated with the anticipated utilization of net operating loss carryforwards, largely offset by non-cash deferred tax expense. Income tax expense was not recorded during 2004 due to the existence of these net operating loss carryforwards.

         The increases in quarterly and year-to-date net sales are primarily due to exceptionally strong performance in the air pollution control (APC) business, which continues to benefit from surging orders since the second half of 2004.

         Sales for the fuel treatment chemical business began to exhibit some strengthening versus comparable year-earlier periods, reflecting the benefits of new accounts and a third-quarter pick-up in oil-fired business due to heat-related electricity demand. Limiting the FUEL CHEM(R) revenue gains were the effects of four demonstration programs that have not yielded commercial revenues during the first nine months of 2005, combined with continuing rail-related issues with Powder River Basin coal deliveries.

         "All in all, we had an exceptional quarter, which helped the Company achieve record levels of sales and operating income," commented Steven C. Argabright, President and Chief Operating Officer. "Our APC business continues to experience very strong order flow and now enjoys a backlog of approximately $30 million, reflecting $38 million in new business booked year-to-date, a new record. FUEL CHEM revenues for the third quarter also set a record and we are looking forward to strong product demand, as evidenced by a 62% increase in sequential quarterly revenues. Also of note is the improved performance of our foreign operation, as both the APC and FUEL CHEM businesses continue to attract new customers outside the United States."

         Mr. Argabright concluded, "Based on our strong third-quarter results and projections for the balance of the year, we are now raising our 2005 revenue outlook to $48 million to $50 million."

CONFERENCE CALL

         As a reminder, Fuel-Tech N.V will host a conference call today at 9:30 AM ET to discuss the results. The call will be simultaneously broadcast over the Internet at www.fueltechnv.com and can be accessed under the "Investors" subheading on the homepage. The call can also be accessed by dialing
800.591.6923 (domestic) or 617.614.4907 (international) and using the passcode "Fuel-Tech N.V." A replay of the call will be available on the website and can be accessed by dialing 888.286.8010 (domestic) or 617.801.6888 (international) and using the passcode "47491761". The replay will be available until November 23, 2005.

ABOUT FUEL-TECH N.V.

         Fuel-Tech N.V. is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services. The Company's nitrogen oxide (NOx) reduction processes, which include the NOxOUT(R), NOxOUT CASCADE(R), NOxOUT ULTRA(R), Rich Reagent Injection (RRI) and NOxOUT SCR(R) technologies, have established Fuel-Tech N.V. as a leader in post-combustion NOx control systems, which are installed on over 340 units worldwide.

         New technologies that have grown out of the core NOx reduction business form the basis of the FUEL CHEM(R) business. FUEL CHEM technology revolves around the unique application of chemicals to improve the performance of combustion units by controlling slagging, fouling, corrosion and opacity. The Company's FUEL CHEM products are being applied to over 80 combustion units burning a wide variety of fuels including coal, heavy oil, biomass, and municipal waste. Both the NOx reduction and FUEL CHEM businesses rely heavily on the Company's exceptional Computational Fluid Dynamics modeling skills, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel-Tech N.V.'s web site at www.fueltechnv.com.

This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Fuel Tech files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.

                                 FUEL-TECH N.V.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                (in thousands of U.S. dollars, except share data)

                                                              September 30         December 31
                                                                  2005                2004
                                                            ---------------      ---------------
                                                              (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                                   $        11,761      $         6,531
Accounts receivable, net                                              9,717                7,358
Deferred income taxes                                                 1,110                  500
Prepaid expenses and other current assets                             1,160                1,271
                                                              -------------      ---------------
Total current assets                                                 23,748               15,660

Equipment, net of accumulated depreciation of
  $8,313 and $7,209, respectively                                     3,561                2,863
Goodwill                                                              2,119                2,119
Other intangible assets, net of accumulated amortization
  of $1,062 and $968, respectively                                    1,274                1,342
Deferred income taxes                                                   897                1,144
Other assets                                                            800                  700
                                                            ---------------      ---------------
Total assets                                                $        32,399      $        23,828
                                                            ===============      ===============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                            $         4,115      $         2,705
Accrued expenses                                                      3,353                1,663
                                                            ---------------      ---------------
Total current liabilities                                             7,468                4,368


Other liabilities                                                       474                  505
                                                            ---------------      ---------------
Total liabilities                                                     7,942                4,873

Shareholders' equity:
Common stock, par value $0.01 per share,
  authorized 40,000,000 shares, 20,182,944
  and 19,529,952 shares issued, respectively                            202                  195
Additional paid-in capital                                           89,484               88,600
Accumulated deficit                                                 (65,485)             (70,458)
Accumulated other comprehensive (loss) income                           (26)                  86
Nil coupon perpetual loan notes                                         282                  532
                                                            ---------------      ---------------
Total shareholders' equity                                           24,457               18,955

Total liabilities and shareholders' equity                  $        32,399      $        23,828
                                                            ===============      ===============

                                 FUEL-TECH N.V.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                (in thousands of U.S. dollars, except share data)

                                                          Three Months Ended            Nine Months Ended
                                                             September 30                  September 30
                                                     2005                 2004        2005                2004
                                                ------------------------------   -----------------------------

Net sales                                       $     12,821     $      9,577     $     36,652     $     23,081

Costs and expenses:
Cost of sales                                          6,467            4,813           18,917           12,225
Selling, general and administrative                    4,121            3,435           11,930            9,763
Research and development                                 253              322              913              895
                                                ------------     ------------     ------------     ------------
                                                      10,841            8,570           31,760           22,883
                                                ------------     ------------     ------------     ------------

Operating income                                       1,980            1,007            4,892              198

Other expense                                            (18)              (6)            (110)             (36)
                                                ------------     ------------     ------------     ------------

Income before taxes                                    1,962            1,001            4,782              162

Income tax (expense) benefit                            (914)               -              191                -
                                                ------------     ------------     ------------     ------------

Net income                                      $      1,048     $      1,001     $      4,973     $        162
                                                ============     ============     ============     ============

Net income per Common Share:

     Basic                                      $       0.05     $       0.05     $       0.25     $       0.01
                                                ============     ============     ============     ============
     Diluted                                    $       0.05     $       0.05     $       0.22     $       0.01
                                                ============     ============     ============     ============

Average number of Common Shares outstanding:

     Basic                                        20,139,000       19,519,000       19,938,000       19,512,000
                                                ============     ============     ============     ============
     Diluted                                      23,143,000       22,149,000       22,840,000       22,127,000
                                                ============     ============     ============     ============

                                 FUEL-TECH N.V.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                         (in thousands of U.S. dollars)

                                                           Nine Months Ended
                                                             September 30
                                                         2005             2004
                                                    -------------------------------
OPERATING ACTIVITIES
Net cash provided by (used in)
   operating activities                             $       6,587    $        (611)
                                                    -------------    --------------

INVESTING ACTIVITIES
Proceeds from sale of equipment                                  -               6
Purchases of equipment and patents                         (1,884)          (1,926)
                                                    --------------   --------------
Net cash used in investing activities                      (1,884)          (1,920)
                                                    --------------   --------------

FINANCING ACTIVITIES
Exercise of stock options                                     639               21
                                                    -------------    -------------
Net cash provided by
   financing activities                                       639               21
                                                    -------------    -------------

Effect of exchange rate fluctuations on cash                 (112)             (21)
                                                    --------------   --------------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                         5,230           (2,531)

Cash and cash equivalents at beginning
   of period                                                6,531            7,812
                                                    -------------    -------------

CASH AND CASH EQUIVALENTS AT
   END OF PERIOD                                    $      11,761    $       5,281
                                                    =============    =============

                                 FUEL-TECH N.V.
                         BUSINESS SEGMENT FINANCIAL DATA
                         (in thousands of U.S. dollars)

----------------------------------------------------------------------------------------------------------------------
        Three months ended                 Nitrogen Oxide      Fuel Treatment            Other               Total
        September 30, 2005                   Reduction            Chemical
----------------------------------------------------------------------------------------------------------------------
Net sales from external customers               $ 6,683              $ 6,138             $      -            $ 12,821
----------------------------------------------------------------------------------------------------------------------
Cost of sales                                     3,304                3,113                   50               6,467
----------------------------------------------------------------------------------------------------------------------
Gross margin                                      3,379                3,025                  (50)              6,354
----------------------------------------------------------------------------------------------------------------------
Selling, general and                                  -                    -                4,121               4,121
administrative
----------------------------------------------------------------------------------------------------------------------
Research and development                              -                    -                  253                 253
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                         $ 3,379              $ 3,025             $ (4,424)           $  1,980
-------------------------------------=================================================================================

----------------------------------------------------------------------------------------------------------------------
        Three months ended                 Nitrogen Oxide      Fuel Treatment            Other               Total
        September 30, 2004                   Reduction            Chemical
----------------------------------------------------------------------------------------------------------------------
Net sales from external customers               $ 4,395              $ 5,178             $      4            $  9,577
----------------------------------------------------------------------------------------------------------------------
Cost of sales                                     2,485                2,238                   90               4,813
----------------------------------------------------------------------------------------------------------------------
Gross margin                                      1,910                2,940                  (86)              4,764
----------------------------------------------------------------------------------------------------------------------
Selling, general and administrative                   -                    -                3,435               3,435
----------------------------------------------------------------------------------------------------------------------
Research and development                              -                    -                  322                 322
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                         $ 1,910              $ 2,940             $ (3,843)           $  1,007
-------------------------------------=================================================================================

----------------------------------------------------------------------------------------------------------------------
         Nine months ended                 Nitrogen Oxide      Fuel Treatment            Other               Total
        September 30, 2005                   Reduction            Chemical
----------------------------------------------------------------------------------------------------------------------
Net sales from external customers               $23,003              $13,644             $      5            $ 36,652
----------------------------------------------------------------------------------------------------------------------
Cost of sales                                    11,620                7,069                  228              18,917
----------------------------------------------------------------------------------------------------------------------
Gross margin                                     11,383                6,575                (223)              17,735
----------------------------------------------------------------------------------------------------------------------
Selling, general and administrative                   -                    -               11,930              11,930
----------------------------------------------------------------------------------------------------------------------
Research and development                              -                    -                  913                 913
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                         $11,383              $ 6,575             $(13,066)           $  4,892
-------------------------------------=================================================================================

----------------------------------------------------------------------------------------------------------------------
         Nine months ended                Nitrogen Oxide      Fuel Treatment            Other               Total
        September 30, 2004                  Reduction            Chemical
----------------------------------------------------------------------------------------------------------------------
Net sales from external customers               $10,549              $12,522             $     10            $ 23,081
----------------------------------------------------------------------------------------------------------------------
Cost of sales                                     5,946                6,064                  215              12,225
----------------------------------------------------------------------------------------------------------------------
Gross margin                                      4,603                6,458                 (205)             10,856
----------------------------------------------------------------------------------------------------------------------
Selling, general and administrative                   -                    -                9,763               9,763
----------------------------------------------------------------------------------------------------------------------
Research and development                              -                    -                  895                 895
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                         $ 4,603              $ 6,458             $(10,863)           $    198
-------------------------------------=================================================================================

Note: Fuel Tech is organized into three reportable segments, two that provide advanced engineering solutions for the optimization of combustion systems in utility and industrial applications, and one that markets and sells visualization software. The segment that markets and sells visualization software was discontinued effective March 1, 2005. The visualization software segment does not meet the materiality test for disclosure and is aggregated in "Other" above. In addition, "Other" also includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

                                 FUEL-TECH N.V.
                             GEOGRAPHIC INFORMATION
                         (in thousands of U.S. dollars)

                                        Three months ended September 30              Nine months ended September 30
                                   ------------------------------------------    ----------------------------------------
                                         2005                    2004                  2005                  2004
                                   ------------------     -------------------    -----------------    -------------------

Revenues:
    United States                           $ 10,837                  $8,807             $ 30,552               $ 19,736
    Foreign                                    1,984                     770                6,100                  3,345
                                   ------------------     -------------------    -----------------    -------------------
                                            $ 12,821                  $9,577             $ 36,652               $ 23,081
                                   ==================     ===================    =================    ===================